Independent Accountant's Report


Standard Credit Card Trust 1990-6
c/o The Chase Manhattan Bank, as Trustee

Citibank (South Dakota), N.A., as servicer

We have examined the accompanying assertion made by management on Citibank (South Dakota), N.A.'s ("CBSD") compliance, as servicer, with the servicing requirements in Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09,
Article IV, Sections 4.02 through 4.14, and Section 8.08 of the Pooling and Servicing Agreement for the Standard Credit Card Trust 1990-6 dated as of June 28, 1990 among CBSD, as seller and servicer, Citibank (Nevada), National Association, as seller, and The Chase Manhattan Bank (formerly known as Chemical
Bank), as Trustee, (the "Agreement") for the year ended December 31, 1996. Management is responsible for CBSD's compliance with the aforementioned sections of the Agreement. Our responsibility is to express an opinion on management's assertion about CBSD's compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about CBSD's compliance with the aforementioned sections of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on CBSD's compliance with those sections.

In our opinion, management's assertion that CBSD was materially in compliance with the aforementioned sections of the Agreement for the year ended December 31, 1996 is fairly stated in all material respects.


/s/ KPMG Peat Marwick LLP


New York, New York
March 14, 1997

  Management Report on Citibank (South Dakota), N.A.'s Compliance, as Servicer, with the Servicing Requirements of the Pooling and Servicing Agreement


Management of Citibank (South Dakota), N.A. (CBSD), as servicer, is responsible for compliance with the servicing requirements in Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09, Article IV, Sections 4.02 through 4.14, and
Section 8.08 of the Pooling and Servicing Agreement for the Standard Credit Card Trust 1990-6 dated as of June 28, 1990 among CBSD, as seller and servicer, Citibank (Nevada), National Association, as seller, and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Agreement").

Management has performed an evaluation of CBSD's compliance with the aforementioned sections of the Agreement for the year ended December 31, 1996. Based upon this evaluation, management believes that, for the year ended December 31, 1996, CBSD, as servicer, was materially in compliance with the aforementioned sections of the Agreement.


/s/ Thomas W. Jones

Thomas W. Jones
President and CEO


March 14, 1997

                         Independent Accountant's Report


Standard Credit Card Trust 1990-6
c/o The Chase Manhattan Bank, as Trustee

Citibank (South Dakota), N.A., as servicer

We have examined the accompanying assertion made by management on Citibank (South Dakota), N.A.'s ("CBSD") compliance, as servicer, with Article III,
Section 3.04 (b) of the Pooling and Servicing Agreement for the Standard Credit Card Trust 1990-6 dated as of June 28, 1990 among CBSD, as seller and servicer, Citibank (Nevada), National Association, as seller, and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, (the "Agreement") for the year ended December 31, 1996. Management is responsible for CBSD's compliance with
Article III, Section 3.04 (b) of the Agreement. Our responsibility is to express an opinion on management's assertion about CBSD's compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about CBSD's compliance with the aforementioned provision of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on CBSD's compliance with that provision.

In our opinion, management's assertion that CBSD was materially in compliance with Article III, Section 3.04 (b) of the Agreement for the year ended December 31, 1996 is fairly stated in all material respects.


/s/ KPMG Peat Marwick LLP

New York, New York
March 14, 1997

 Management Report on Citibank (South Dakota), N.A.'s Compliance, as Servicer, with Article III, Section 3.04 (b) of the Pooling and Servicing Agreement


Management of Citibank (South Dakota), N.A. (CBSD), as servicer, is responsible for the preparation of the Monthly Servicer Certificates in compliance with Article III, Section 3.04 (b) of the Pooling and Servicing Agreement for the Standard Credit Card Trust 1990-6 dated as of June 28, 1990 among CBSD, as seller and servicer, Citibank (Nevada), National Association, as seller, and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Agreement").

Management has performed an evaluation of CBSD's compliance with Article III,
Section 3.04 (b) of the Agreement for the year ended December 31, 1996. Based upon this evaluation, management believes that, for the year ended December 31, 1996, CBSD, as servicer, was materially in compliance with Article III, Section
3.04 (b) of the Agreement.


/s/ Thomas W. Jones

Thomas W. Jones
President and CEO


March 14, 1997